Exhibit 23.01

[McGladrey & Pullen logo]

Certified Public Accountants




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement of iSECUREtrac Corp. and Subsidiaries on Form SB-2, Amendment No. 1, of our report, dated January 23, 2004, appearing in the Annual Report on Form 10-KSB of iSECUREtrac Corp. and Subsidiaries for the year ended December 31, 2003. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ McGladrey & Pullen, LLP
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Kansas City, Missouri
August 19, 2004


McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.